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                                                                    EXHIBIT 99.2

                                 [ORIGEN LOGO]


       MANAGEMENTS ASSERTION WITH RESPECT TO MINIMUM SERVICING STANDARDS
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As of and for the year ended December 31, 2004, Origen Financial, Inc. and its subsidiaries have complied in all material respects with the minimum servicing standards set forth in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers. As of and for this same period, Origen Financial, Inc. had in effect a fidelity bond for the amount of $3,000,000 and errors and omissions policy in the amount of $10,000,000.


ORIGEN FINANCIAL, INC.
January 18, 2005

/s/ Ronald A. Klein
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Ronald A. Klein          Chief Executive Officer


/s/ W. Anderson Geater Jr
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W. Anderson Geater Jr    Chief Financial Officer


/s/ David C. Daugherty
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David C. Daugherty       Controller


/s/ Douglas Burdett
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Douglas Burdett          EVP, Servicing










                                ORIGEN FINANCIAL
              27777 Franklin Road, Suite 1700 Southfield, MI 48034
                         P 248-746-7000  F 248-746-7091
                              origenfinancial.com